Exhibit 99.1

CURIOSITYSTREAM ANNOUNCES

SECOND QUARTER 2022 FINANCIAL RESULTS

●	Second quarter 2022 revenue of $22.3 million, up 46% year over year, with growth across all of our business lines
●	Reduction in net cash used in operating activities of over 50% sequentially from Q1 2022
●	Sequential gross profit margin improvement over 9 percentage points
●	First half 2022 revenue at high end of our guidance and EBITDA exceeds our guidance
●	Q2 advertising revenue gains momentum with strongest quarter to date
●	Peter Westley joins as Chief Financial Officer, bringing deep financial and industry expertise to the company

SILVER SPRING, Md. (August 15, 2022) – CuriosityStream Inc. (NASDAQ: CURI), a global factual entertainment company, today announced its financial results for the second quarter ended June 30, 2022.

“We are pleased to report another quarter of strong, broad-based year-over-year revenue growth, with revenue at the high end of our guidance and EBITDA exceeding our first half 2022 guidance, as we continue to deliver the world’s best factual content to the marketplace,” said Clint Stinchcomb, President & CEO. “Under the leadership of our new CFO, Peter Westley, we made excellent headway during the second quarter with a 52% sequential reduction in cash used in operations. At the same time, we continued to grow our subscriber base, enter into new partnerships, and expand our content library, which stood at over 15,000 assets at the end of the second quarter. With a sound strategy, a strong team, and a solid balance sheet, we look forward to continuing to delight our subscribers with engaging storytelling in the years to come.”

Second Quarter 2022 Financial Results

●	Revenue of $22.3 million, up from $15.3 million in the second quarter of 2021;
●	Total paying subscribers of approximately 25 million, up over 25% year over year;
●	Gross profit of $9.4 million compared to $9.6 million in the second quarter of 2021;
●	Net loss of $(16.0) million compared to net loss of $(8.3) million in the second quarter of 2021; and
●	EBITDA of $(12.2) million compared to EBITDA of $(10.9) million in the second quarter of 2021.

Second Quarter 2022 Business Highlights

●	“Smartest Bundle in Streaming” premium SVOD package gained further traction, with a 215% increase in daily average upgrades since the rollout of our new upgrade path
●	Advanced our strategy to build audience engagement in front of the paywall through AVOD and audio while generating record quarterly advertising revenue
●	Continued to build library with over 15,000 video and audio assets
●	Welcomed Peter Westley as CFO from Blum Capital Partners, where he spent the last 10 years as Partner and Managing Partner. Peter brings with him 30 years of experience in financial services working primarily with media and technology companies
●	Premiered new, original programming, including CRACKING THE CODE, SECRETS OF THE UNIVERSE, IMPOSSIBLE ESCAPES, ASTEROID RUSH and Season Two of ENGINEERING THE FUTURE

Financial Outlook

CuriosityStream expects the following for the third quarter of 2022:

●	Revenue within the range of $21 - $23 million
●	EBITDA loss within the range of $(11) - $(9) million

The Company is not able to provide expectations of net loss, the closest comparable GAAP measure to EBITDA (a non-GAAP measure), on a forward-looking basis because the Company is unable to predict without unreasonable efforts the ultimate outcome of matters (including accounting fair value adjustments and other such items) that will determine the quantitative amount of the items excluded from the non-GAAP measure, which items are further described in the reconciliation tables and related descriptions below. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

Conference Call Information

CuriosityStream will host a Q&A conference call today to discuss the Company’s Q2 2022 results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. Participants may also dial-in toll free at (888) 510-2008 or International at (646) 960-0306 and reference conference ID# 3957505. An audio replay of the conference call will be available for two weeks following the call on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, the commitment to positive cash flow and future cash balances, success of the 2022 content slate, and the information under the heading “Financial Outlook” in this press release. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2021, that we filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022, and in CuriosityStream’s other SEC filings. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s limited operating history; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; (vi) the ability to meet Nasdaq’s listing standards and (vii) privacy and data protection laws, privacy or data breaches, or the loss of data.

Non-GAAP Financial Measures

To supplement our unaudited consolidated statement of operations, which is prepared in accordance with GAAP, we present EBITDA in this press release. Our use of non-GAAP financial measures, such as EBITDA, has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use this non-GAAP financial measure in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. This measure provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of core operating results, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, EBITDA is widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from EBITDA: interest and other income (expense), provision for income taxes, depreciation and amortization, loss/(gain) on the change in fair value of our warrants, equity interests loss (gain), and impairment of goodwill and intangible assets.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (2) EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us. The non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP financial measures has been provided in the financial statements tables included in this press release and investors are encouraged to review the reconciliation.

About Curiosity Inc.

Curiosity Inc. is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows and series covering science, nature, history, technology, society, and lifestyle. With approximately 25 million subscribers worldwide and thousands of titles, the company operates the flagship Curiosity Stream SVOD service, available in more than 175 countries worldwide; Curiosity Channel, the linear television channel available via global distribution partners; and Curiosity Studios, which oversees original programming. Curiosity Inc. recently completed the acquisition of One Day University, which provides access to engaging talks and lectures by leading university and college professors in the United States. Curiosity Inc. is a wholly owned subsidiary of CuriosityStream Inc. (Nasdaq: CURI). For more information, visit CuriosityStream.com.

Contacts:

CuriosityStream Communications

Ashley Huston

Ashley.Huston@CuriosityStream.com

CuriosityStream Investor Relations

Denise Garcia

IR@CuriosityStream.com

CuriosityStream Inc.

Consolidated Balance Sheets

(in thousands, except par value)

	June 30,	December 31,
	2022	2021
	(unaudited)
Assets

Current assets
Cash and cash equivalents	$22,761	$15,216
Restricted cash	500	2,331
Short-term investments in debt securities	54,506	65,833
Accounts receivable	11,600	23,493
Other current assets	2,474	6,413
Total current assets	91,841	113,286

Investments in debt securities	-	15,430
Investments in equity method investees	11,140	9,987
Property and equipment, net	1,272	1,342
Content assets, net	78,855	72,682
Intangibles, net	316	1,369
Goodwill	-	2,793
Operating lease right-of-use assets	3,835	-
Other assets	588	689
Total assets	$187,847	$217,578

Liabilities and stockholders’ equity (deficit)

Current liabilities
Content liabilities	$5,976	$9,684
Accounts payable	9,552	3,428
Accrued expenses and other liabilities	10,122	12,429
Deferred revenue	22,297	22,430
Total current liabilities	47,947	47,971

Warrant liability	1,323	5,661
Non-current operating lease liabilities	4,821	-
Other liabilities	699	2,011

Total liabilities	54,790	55,643

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value – 1,000 shares authorized as of June 30, 2022 and December 31, 2021; zero shares issued and outstanding as of June 30, 2022 and December 31, 2021	-	-
Common stock, $0.0001 par value – 125,000 shares authorized as of June 30, 2022 and December 31, 2021; 52,786 shares issued and outstanding as of June 30, 2022; 52,677 issued and outstanding as of December 31, 2021	5	5
Additional paid-in capital	355,555	352,334
Accumulated other comprehensive loss	(452)	(222)
Accumulated deficit	(222,051)	(190,182)
Total stockholders’ equity (deficit)	133,057	161,935
Total liabilities and stockholders’ equity (deficit)	$187,847	$217,578

CuriosityStream Inc.

Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Revenues	$22,348	$15,344	$39,975	$25,280

Operating expenses
Cost of revenues	12,988	5,722	24,838	9,880
Advertising and marketing	11,208	11,520	25,976	23,769
General and administrative	10,603	9,153	21,106	17,885
Impairment of goodwill and intangible assets	3,603	-	3,603	-
	38,402	26,395	75,523	51,534
Operating loss	(16,054)	(11,051)	(35,548)	(26,254)

Change in fair value of warrant liability	478	1,764	4,338	(2,022)
Interest and other (expense) income	(29)	1,036	(86)	1,296
Equity interests loss	(316)	-	(472)	-
Loss before income taxes	(15,921)	(8,251)	(31,768)	(26,980)
Provision for income taxes	56	53	101	79
Net loss	$(15,977)	$(8,304)	$(31,869)	$(27,059)

Net loss per share
Basic	$(0.30)	$(0.16)	$(0.60)	$(0.54)
Diluted	$(0.30)	$(0.19)	$(0.60)	$(0.54)
Weighted average number of common shares outstanding
Basic	52,775	52,567	52,762	50,327
Diluted	52,775	52,968	52,762	50,327

CuriosityStream Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the six months ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(31,869)	$(27,059)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liability	(4,338)	2,022
Additions to content assets	(25,303)	(22,199)
Change in content liabilities	(3,708)	4,465
Amortization of content assets	19,130	6,989
Depreciation and amortization expenses	441	217
Impairment of goodwill and intangible assets	3,603	-
Amortization of premiums and accretion of discounts associated with investments in debt securities, net	758	352
Stock-based compensation	3,382	3,860
Equity interests loss	472	-
Other non-cash items	211	-
Changes in operating assets and liabilities
Accounts receivable	11,893	(3,526)
Other assets	4,040	185
Accounts payable	6,146	1,773
Accrued expenses and other liabilities	(2,850)	1,091
Deferred revenue	(157)	8,474
Net cash used in operating activities	(18,149)	(23,356)

Cash flows from investing activities
Purchases of property and equipment	(120)	(175)
Business acquisitions	-	(4,000)
Investment in equity method investees	(1,625)	-
Sales of investments in debt securities	2,893	4,882
Maturities of investments in debt securities	24,373	11,980
Purchases of investments in debt securities	(1,497)	(141,644)
Net cash provided by (used in) investing activities	24,024	(128,957)

Cash flows from financing activities
Exercise of stock options	-	409
Exercise of warrants	-	54,898
Payments related to tax withholding	(161)	(22)
Proceeds from issuance of Common Stock	-	94,101
Payment of offering costs	-	(707)
Net cash (used in) provided by financing activities	(161)	148,679

Net increase in cash, cash equivalents and restricted cash	5,714	(3,634)
Cash, cash equivalents and restricted cash, beginning of period	17,547	17,384
Cash, cash equivalents and restricted cash, end of period	$23,261	$13,750

Supplemental disclosure:
Cash paid for taxes	$398	$30
Cash paid for operating leases	$219	$43
Right-of-use assets obtained in exchange for new operating lease liabilities	$3,965	$-

CuriosityStream Inc.

Reconciliation of GAAP Financial Metrics to Non-GAAP

(in thousands)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021

Net loss	(15,977)	(8,304)	(31,869)	(27,059)

Change in fair value of warrant liability	(478)	(1,764)	(4,338)	2,022
Interest and other expense (income)	29	(1,036)	86	(1,296)
Provision for Income taxes	56	53	101	79
Equity interests loss	316	-	472	-
Depreciation and amortization	231	133	440	217
Impaiment of goodwill and intangible assets	3,603	-	3,603	-
EBITDA	$(12,220)	$(10,918)	$(31,505)	$(26,037)